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                                                                      EXHIBIT 21

                                 SUBSIDIARY LIST
                             AS OF NOVEMBER 19, 2003

                                                   STATE OF                                               OWNERSHIP
          NAME OF SUBSIDIARY                     ORGANIZATION               OWNED BY                      PERCENTAGE
American Healthways Services, Inc.                   DE               American Healthways, Inc.              100%

Arthritis and Osteoporosis Care Center, Inc.         DE               American Healthways, Inc.              100%

American Healthways Management, Inc.                 DE               American Healthways, Inc.              100%

CareSteps.com, Inc.                                  DE               American Healthways, Inc.              100%

Axonal Information Solutions, Inc.                   DE               CareSteps.com, Inc.                    100%

StatusOne Health Systems, Inc.                       DE               American Healthways, Inc.              100%